================================================================================

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            EUROWEB INTERNATION CORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:



EUROWEB INTERNATIONAL CORP.                  EuroWeb Internet Szolgaltato Kft.
445 Park Avenue                              H-1122 Budapest o Varosmajor u. 13
New York NY  10022                           1535 Budapest o Hungary
Tel: (212) 758-9870                          Tel: (+36 1) 22 44 000
Fax: (212) 758-9896                          Fax: (+36 1) 22 44 100


===============================================================================


               TO THE STOCKHOLDERS OF EUROWEB INTERNATIONAL CORP.


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of EuroWeb International Corp., a Delaware corporation (the "Company"), will be held at 10:00 A.M. (New York time), on May 21, 1999 at the offices of Cohen & Cohen, 445 Park Avenue, New York, New York 10022.

         1. To elect five directors of the Company to serve until the 1999 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

         2. To vote upon a proposal to amend the Company's 1993 Incentive Stock Option Plan to increase the number of shares of the Company's common stock available thereunder from 350,000 shares to 670,000 shares for use as incentive awards to certain key employees, directors and consultants.

         3. To ratify the appointment of BDO Seidman, LLP, as auditors of the Company for the fiscal year ending December 31, 1999;

and to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the meeting.

         The Board of Directors has fixed April 23, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock, par value $.001 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or at any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the Company's offices at 445 Park Avenue, New York, New York 10022, for ten days prior to the Meeting.

         Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

         By Order of the Board of Directors,


                                                    /s/Frank R. Cohen
                                                    ---------------------
                                                    Frank R. Cohen
                                                    Chairman of the Board

New York, New York
April 23, 1999


EUROWEB INTERNATIONAL CORP.                                               EuroWeb Internet Szolgaltato Kft.
445 Park Avenue  o  New York NY  10022                                    H-1122 Budapest o Varosmajor u. 13
Tel:  (212) 758-9870  o  Fax: (212) 758-9896                              1535 Budapest o Hungary
                                                                          Tel: (+36 1) 22 44 000
                                                                          Fax: (+36 1) 22 44 100

===============================================================

                                                                April 23, 1999


                   -------------------------------------------


                                 PROXY STATEMENT

                   -------------------------------------------



                        AN ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 1999

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of EuroWeb International Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held at 10 a.m. New York time, on May 21, 1999 at the offices of Cohen & Cohen, 445 Park Avenue, New York, New York 10022, or at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are first being sent or given to stockholders on or about April 23, 1999.

         At the Meeting, the stockholders of the Company are being asked to consider and vote upon: (i) the election of five directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) a proposal to increase the number of shares of the Common Stock available under the Company's Incentive Stock Option Plan, as amended, from 350,000 shares to 670,000 shares for use as incentive awards to certain key employees, directors, and consultants; and (iii) the ratification of the appointment of BDO Seidman, LLP as auditors of the Company for the fiscal year ending December 31, 1999.


VOTING RIGHTS AND PROXY INFORMATION

         All shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of all nominees for director named below, for increase in the number of shares available under the Company's Incentive Stock Option Plan, and for the ratification of the appointment of auditors. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgement. Proxies should not be sent by the stockholder to the Company, but to American Stock Transfer & Trust Company, the Company's Registrar and Transfer Agent, at 40 Wall Street, New York, New York 10005. A pre-addressed, postage-paid envelope is provided for this purpose.

         A proxy delivered pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Chairman of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Frank R. Cohen, Chairman of the Board, EuroWeb International Corp., 445 Park Avenue, New York, New York 10022.


VOTE REQUIRED FOR APPROVAL

         The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote is required to constitute a quorum for the transaction of business at the Meeting. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Meeting. Thus, abstentions and proxies returned by brokers as "non-votes" on behalf of shares held in"street name" will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the outstanding shares is required for approval of the increase in the number of shares available under the Company's 1993 Incentive Stock Option Plan, as amended. Accordingly, abstentions will have the same effect as a vote against such matter and proxies returned by brokers as "non-votes" will not affect the outcome of such vote. Proxies submitted which contain abstentions or broker "non-votes" will be deemed present at the Meeting in determining the presence of a quorum.


         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS, TO INCREASE THE NUMBER OF SHARES OF THE COMMON STOCK AVAILABLE UNDER THE COMPANY'S INCENTIVE STOCK OPTION PLAN, AS AMENDED, FROM 350,000 SHARES TO 670,000 SHARES, AND THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.


VOTING SECURITIES

         April 23, 1999 has been set as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 6,534,916 shares of Common Stock. Each holder thereof is entitled to one vote per share.


SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of the Common Stock as of April 23, 1999 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; and (iii) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.




                                                                     SHARES
                                                                  BENEFICIALLY                        PERCENT
NAME AND ADDRESS                                                    OWNED(1)                          OWNED(1)
--------------------------------------------------------------------------------------------------------------
Frank R. Cohen                                                     215,000(2)                           3.19%
445 Park Avenue
New York, NY 10022

Robert Genova                                                      185,000(3)                           2.85%
227 Route 206, Unit 11
Flanders, NJ 07836

Donald K. Roberton                                                  50,000(4)                            *
3350 Charles MacDonald Drive
Sarasota FL 34240

Richard Maresca                                                     30,000(5)                            *
1111 Wyoming Drive
Mountainside, NJ 07082

Csaba Toro                                                         150,000(6)                          2.31%
1122 Budapest
Varosmajor utca 13
Hungary

All Officers and Directors as a                                      630,000                           9.72%
 Group (5 Persons)
---------------------------------------------------

* less than 1%
(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to have beneficial ownership" of any shares which such person has the right to acquire within 60 days after April 23, 1999. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on December 31, 1998, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 205,000 currently exercisable options to purchase 100,000 shares at $1 per share pursuant to his employment agreement and 105,000 shares between $1.25 and $1.625 per share pursuant to the Company's 1993 Stock Option Plan.
(3) Includes 130,000 currently exercisable options to purchase 100,000 shares at $1 per share pursuant to Mr. Genova's employment agreement and options to purchase 30,000 shares at $1.625 pursuant to the Company's 1993 Stock Option Plan.
(4) Includes 50,000 options granted to Mr. Roberton exercisable between $1.25 and $1.625 per share pursuant to the Company's 1993 Stock
         Option Plan.
(5) Includes 30,000 options granted to Mr. Maresca exercisable between $1.25 and $1.625 per share pursuant to the Company's 1993 Stock
         Option Plan.
(6) Includes 100,000 currently exercisable options to purchase 100,000 shares at $1 per share pursuant to his employment agreement and 50,000 options to purchase 50,000 shares at $2 per share pursuant to the Company's 1993 Stock Option Plan.

                                        I

                              ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

         At the Meeting, five directors are to be elected. Pursuant to the Company's By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. The shareholders will be asked to elect the five (5) incumbent directors. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Messrs. Frank R. Cohen, Richard
G. Maresca, Donald K. Roberton, Robert Genova and Csaba Toro, (collectively, the "Nominees"). If any of the Nominees becomes unavailable for any reason, which event is not anticipated, the shares represented by the enclosed proxy will be voted for such other person designated by the Board.

BACKGROUND OF NOMINEES

         Incumbents

         Frank R. Cohen, age 78, has been a Director and Secretary of the Company since its inception in 1992, and has been Chairman of the Board and Chief Executive Officer since February 6, 1997. Mr. Cohen has been practicing law in the City of New York since 1946. Since 1985 he has been a member of the law firm of Cohen & Cohen.

         Robert Genova, age 58, has been a Director, President and Treasurer of the Company since September 1998. Prior thereto Mr. Genova had been a management and financial consultant to the Company since 1992 and to other companies since 1990.

         Csaba Toro, age 33, has been a Director and Vice President since September 1998, and managing director of the Company's Hungarian subsidiary since 1997. Prior thereto, since 1994, he was managing director of ENET Kft., which company was acquired by the Company in 1997.

         Richard G. Maresca, age 58, has been a director of the Company since its inception. He has been Senior Telecommunications Manager for the American Stock Exchange since 1991. From 1954 to 1991, he was Communications Manager for Josephthal & Co., Inc., a brokerage firm.

         Donald K. Roberton, age 57, was Vice Chairman and Chief Operating Officer of Hungarian Telephone and Cable Corp. ("HTC"), until he resigned in order become a director of the Company in 1996 and assist in the development of EuroWeb's Internet Service Provider business. Prior to that, Mr. Roberton spent five years with Citizens Utility Company as Assistant to the Chairman and Vice President - Strategic Development Telecommunications and as Vice President, Telecommunications. Prior to Citizens Utilities he had been with Centel for 28 years and an officer since 1984. During his tenure with Centel he held numerous executive and managerial positions.

         Board members are reimbursed for their expenses for each meeting attended but do not receive fees for attendance at meetings.

         Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS; SECURITIES AND EXCHANGE COMMISSION FILINGS

         During the Company's last fiscal year, its Board of Directors held six meetings. Each of the foregoing incumbent directors attended at least 75% of the meetings of the Board of Directors which were held while he was serving as a director during the Company's last fiscal year.

         The Company has a standing audit and compensation committees.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more then 10 percent of the Company's Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Specific due dates for such reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal 1998. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.


POLICY WITH RESPECT TO SECTION 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 1998 approaching $1 million, and the Company does not believe that any executive officer's compensation is likely to exceed $1 million in 1999, the Company has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.


EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long term compensation of the Company's chief executive officer, the only executive officer of the Company, whose salary and bonus for 1998. exceeded $100,000 for services in all capacities to the Company during the Company's 1996, 1997, and 1998 fiscal years:



ANNUAL COMPENSATION                                                    LONG-TERM COMPENSATION
-------------------                                                    ----------------------
                                                               Bonus and                    Securities
Name and                         Year Ended                    Other Annual                 Underlying
 Principal  Position             December 31,                   Salary($)                   Compensation($)               Options
---------------------------------------------------------------------------------------------------------------------------------
Frank Cohen                        1998            150,000            0                       130,000
Chairman of the Board              1997            125,000            0                             0
Chief Executive Officer            1996             82,000            0                        75,000
Since February 7, 1997


EMPLOYMENT AND MANAGEMENT AGREEMENTS

         Effective October 1, 1998, Robert Genova ("Genova") and Csaba Toro ("Toro") were appointed President and Vice President of the Company. The Company entered into six-year agreements with its Chairman of the Board, Frank R. Cohen ("Cohen"), Genova and Toro. The agreements provide for annual compensations of $150,000, $72,000, and $96,000 for the Chairman of the Board, President and Vice President of the Company, respectively, and the granting of options to each of said officers to purchase 100,000 shares of common stock at the exercise price of $1 per share. The closing high bid price for the shares on the date of the grant was $1 per share. The Company also agreed to provide the Chairman of the Board with a Split Dollar Life Insurance policy in the face amount of up to $1,000,000 to be structured so that the premiums and other costs paid by the Company would be recovered by the Company out of insurance proceeds, but has not taken any action to date with regard to the policy.

         The agreements provide that, if employment is terminated other than for willful breach by the employee or for cause or in the event of a change in control of the Company, then the employee has the right to terminate the agreement. In the event of any such termination, the employee will be entitled to receive the payment due on the balance of his employment agreement.

         The Company has no pension or profit sharing plan or other contingent forms of remuneration with any officer, director, employee or consultant.


OPTIONS/GRANTS IN LAST FISCAL YEAR

         The Company's 1993 Stock Option Plan permits the grant of options to employees of the Company, including officers and directors, who are serving in such capacities. 30,000 options were granted in the 1998 fiscal year under the plan to the chief executive officer Cohen, 30,000 options were granted to the president Genova, 10,000 options were granted to Donald K. Roberton, a director, and 10,000 were granted to Richard G. Maresca, a director.


OPTIONS EXERCISED IN LAST FISCAL YEAR AND YEAR-END VALUES

         No options were exercised by Frank R. Cohen or by any employee, director or officer of the Company during the fiscal year ended December 31, 1998. The following table contains information concerning the number and value at December 31, 1998 of unexercised options held by Mr. Cohen:



                              NUMBER OF SECURITIES
                               SHARES                             UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED "IN-
                            ACQUIRED ON         VALUE                 OPTIONS HELD AT                  THE-MONEY" OPTIONS HELD AT
NAME                          EXERCISE        REALIZED                FISCAL YEAR-END                      FISCAL YEAR-END(1)
======================== ================== =============  =====================================  =================================
                                                             EXERCISABLE        UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                                                           ----------------  -------------------  ----------------  ---------------
Frank R. Cohen                   0                0            205,000                0               $110,250               0
------------------------
(1)     Fair market value of underlying securities (the closing price of the
        Company's Common Stock on the NASDAQ Small Cap system as of December 31,
        1998, minus the exercise price).


STOCK OPTION PLAN AND STOCK OPTIONS

         In 1993, the Company adopted a Stock Option Plan (the "Plan"). An aggregate of 350,000 shares of Common Stock are authorized for issuance under the Plan and of which 340,000 options have been granted and are currently outstanding under the plan. The Plan provides that qualified and non-qualified options may be granted to officers, directors, employees and consultants to the Company for the purpose of providing an incentive to those persons to work for the Company. A proposal to add 320,000 additional shares to the 1993 Plan is to be considered at the Annual Meeting.


OUTSTANDING STOCK OPTION AWARDS

         The benefits to be awarded to and received by the officers, directors, employees, and consultants of the Company under the Stock Option Plan in the future are not presently determinable. All shares currently subject to Options, as well as any additional shares that may become subject to future Options, under the Stock Option Plan are comprised of authorized but unissued shares of Common Stock. Accordingly, the exercise of any such Options and the issuance of shares pursuant thereto will have the effect of diluting the interests of existing stockholders to the extent of such issuance.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         1. In February 1997, the Company's Chairman of the Board, Robert Genova, resigned as an officer, director and employee, and agreed to a cancellation of his employment agreement upon payment of $50,000, which represented the approximate amount owed to him with respect to 1996 salary. In addition, 125,000 stock options which were granted to him under his employment agreement did not terminate as a result of the resignation, but will continue to be governed by the original terms of the options which provided for an expiration date of March 31, 1999. In February 1998, Mr. Genova was appointed a director of the Company and in September 1998, he was appointed President, Treasurer, and Chief Financial Officer of the Company at a salary of $72,000 per annum.

         2. In January 1999, the Company loaned Toro $150,000 for the purpose of purchasing an apartment condominium in Budapest. The loan bears interest at the rate of 11 1/2% per annum and is secured both by Toro's employment contract and by a lien on the property.

         Management believes that the transaction with Toro was made on terms no less favorable to the Company than those available from unaffiliated parties. It is intended that any future transactions with officers, directors and affiliates of the Company will be made on terms no less favorable to the Company than those available from unaffiliated parties.

         3. See employment agreements of Messrs. Cohen, Genova and Toro above.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
                              ELECTION OF DIRECTORS



                                       II

            PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
            AVAILABLE UNDER THE COMPANY'S 1993 INCENTIVE STOCK OPTION
             PLAN, AS AMENDED, FROM 350,000 SHARES TO 670,000 SHARES
              FOR USE AS INCENTIVE AWARDS TO CERTAIN KEY EMPLOYEES,
                            DIRECTORS AND CONSULTANTS
                           (ITEM 2 ON THE PROXY CARD)


BACKGROUND OF THE PROPOSED AMENDMENT

         The Company's 1993 Incentive Stock Option Plan, as amended (the "Stock Option Plan") presently provides that the aggregate number of shares of Common Stock subject to options granted thereunder shall not exceed 350,000. Following a review of the options granted to date under the Stock Option Plan and the number of options which the Board of Directors believes should be available for awards in the future, the Board of Directors has determined that the number of shares presently available for awards under the Stock Option Plan is insufficient to achieve the purposes of the Stock Option Plan. Based upon that determination, the Board of Directors has determined that an increase in the number of shares of Common Stock subject to Options under the Stock Option Plan would be in the best interests of the Company and its stockholders. Accordingly, the Board of Directors unanimously determined that the number of shares of Common Stock subject to stock options available for grants under the Stock Option Plan, be increased from 350,000 shares to 670,000 shares in order to provide incentive for certain key employees, directors and consultants. The Board of Directors also unanimously recommended that the Company's stockholders approve such increase.


DESCRIPTION OF THE STOCK OPTION PLAN

         The following description of the Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Option Plan, which may obtained by any stockholder of the Company by contacting EuroWeb International Corp., Attn.: Frank R. Cohen, Chairman, 445 Park Avenue, New York, New York 10022.

         Purpose. The purpose of the Stock Option Plan is to provide an incentive to employees of the Company (including directors, employees and consultants of the Company), to encourage proprietary interest in the Company, to encourage employees to remain in the employ of the Company and to attract to the Company individuals of experience and ability to serve as employees, directors and consultants.

         Shares Subject to the Stock Option Plan. The maximum number of shares of Common Stock as to which options may be granted under the Stock Option Plan (subject to adjustment as described below) presently is 350,000 shares. Any shares subject to an option which for any reason expires or terminates unexercised may again be the subject of another option granted under the Stock Option Plan. As of the Record Date, options with respect to 340,000 of Common Stock have been granted and are outstanding under the Stock Option Plan.

         Administration. The Stock Option Plan is administered by the Board of Directors. The Board shall from time to time, at its discretion, make determinations with respect to individuals who shall be granted options (Incentive Stock Options or Non-Qualified Stock Options, which may be referred to collectively as "Options"), the number of shares subject to Options and the designations of such Options as Incentive Stock Options (an option described in Section 422(b) of the Internal Revenue Code of 1986, as amended, and also known as "Qualified Option") or Non-Statutory Stock Options (an option not described in Section 422(b) or 423(b) of the Internal Revenue Code of 1986, as amended, and also known as a "Non-Qualified Option"). Notwithstanding such designations, to the extent that the aggregate fair market value of the shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any optionee during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Options. The Board determines vesting requirements and other conditions of such awards, interprets the Stock Option Plan, and makes all other decisions relating to the operation of Stock Option Plan.

         Eligibility. All key employees (including directors who are employees), or directors who are not employees, and consultants (who are neither employees nor directors) (individually, an "Optionee," and together, the "Optionees") of the Company or any of its subsidiaries who perform services of special importance to the management, operation and development of the business of the Company as the Board may select are eligible to receive Options under the Stock Option Plan. As of the Record Date, there were nine (9) persons eligible to participate in the Stock Option Plan as directors, employees or consultants.

         Option Contracts. Each grant of an Option is evidenced by a written contract between the Company and the Optionee receiving the grant, containing such terms and conditions not inconsistent with the Stock Option Plan. Each Optionee shall agree to remain in the employ of, and to render to, the Company his or her services for a period of one (1) year from the date of the granting of any Option, but such agreement shall not impose upon the Company any obligation to retain the Optionee for any period of time.

         Terms and Conditions of Options. Options may be granted for terms determined by the Board; provided, however, that no Option shall be exercisable after the expiration of 10 1/2 years from the date it is granted; and provided further that, an Incentive Stock Option may not exceed 10 years (5 years if the option holder owns (or is deemed to own) stock possessing more than 10% of the voting power of the Company). In the case of an Incentive Stock Option, the per share exercise price shall be no less than 100% of the "fair market value per share" (as defined below) on the date of grant, except that, if granted to an employee who, at the time of the grant of such Incentive Stock Option, owns (or is deemed to own) stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price shall be no less than 110% of the fair market value per share on the date of grant. In the case of a Non-Qualified Option, the per share exercise price may be less than, equal to, or greater than the fair market value per share on the date of grant, as determined by the Board. The "fair market value per share" shall be the closing price per share of the Common Stock on the principal exchange or quotations system on which the Common Stock is traded or quoted on the date of the grant.

         The consideration to be paid for shares to be issued upon exercise of an Option shall be United States dollars; provided, however, that, with the consent of the Board, the purchase price may be paid by the surrender of shares of Common Stock in good form for transfer owned by the person exercising the Option and having a fair market value on the date of exercise equal to the purchase price or in any combination of cash and shares, so long as the total of the cash so paid and the fair market value of the shares surrendered equals the purchase price. No shares shall be issued until full payment therefor has been made.

         Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by him or his legal representatives. With respect to an Option granted to an employee, if the employment of such employee is terminated for any reason other than death or a permanent and total disability, the Option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three months thereafter (twelve months if termination was due to disability or, in the case of Non-Qualified Options, if termination was due to retirement), but in no event after expiration of the term of the Option. In the case of death of the Optionee while employed (or within three months after termination of employment), his executor or administrator of his or her estate may exercise the Option, to the extent exercisable on the date of death, within one year after such death, but in no event after the expiration of the term of the Option.

         Adjustment in Event of Capital Changes. Subject to any required action by the Company's stockholders, the number of shares covered by the Stock Option Plan, the number of shares covered by each outstanding Option, and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock, stock split, or the payment of a stock dividend.

         Subject to any required action by the Company's stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding Option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, each Optionee shall in such event, if a period one (1) year from the date of the grant of the Option shall have elapsed, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the Option in whole or in part, subject to limitations on exercisability under the Stock Option Plan.

         In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Stock Option Plan.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

         Duration and Amendments of the Stock Option Plan. Options may be granted pursuant to the Stock Option Plan until the termination of the Stock Option Plan on May 4, 2003. The Board of Directors may at any time, subject to applicable law, suspend, terminate or amend the Stock Option Plan in any respect; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) increase the number of shares available for the grant of Options (except the anti-dilution adjustments described above), (b) materially increase benefits accruing to participants under the Stock Option Plan or (c) change the eligibility requirements for participating in the Stock Option Plan.

         Federal Income Tax Treatment. The following is a general summary of the federal income tax consequences under current tax law of Incentive Stock Options and Non-Qualified Options. It does not purport to cover all of the special rules, including the exercise of an option with previously acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

         An Optionee will not recognize taxable income for federal income tax purposes upon the grant of an Incentive Stock Option or a Non-Qualified Option and the Company obtains no deduction from the grant of such Options.

         In the case of an Incentive Stock Option, no taxable income is recognized upon exercise of the Incentive Stock Option and the Company will not be entitled to a tax deduction by reason of such exercise; provided that, the holder is still employed by the Company (or terminated employment no longer than three months before the exercise date). Additional exceptions to this exercise timing requirement apply upon the death or disability of the Optionee. If the Optionee disposes of the shares acquired pursuant to the exercise of an Incentive Stock Option more than two years after the date of grant and more than one year after the exercise, the Optionee will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares and the Company will not be entitled to a deduction. Generally, upon a sale or disposition of the shares prior to the foregoing holding requirements (referred to as "disqualifying disposition"), the Optionee will recognize ordinary compensation income, and the Company will receive a corresponding deduction equal to the lesser of (i) the excess of the fair market value of the shares on the date of transfer to the Optionee over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

         Upon the exercise of a Non-Qualified Option, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be taxed to the Optionee as ordinary compensation income. The Company will generally be entitled to a deduction in the same amount; provided that, it satisfies certain requirements relating to the terms of the Option and makes all required wage withholdings on the compensation element attributable to the exercise. In general, the Optionee's tax basis in the shares acquired by exercising a Non-Qualified Option is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the Optionee will realize capital gain or loss in an amount equal to the difference between his or her basis in the shares and the sales price.

         In addition to the federal income tax consequences described above, an Optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the Optionee's regular tax. For this purpose, upon the exercise of an Incentive Stock Option, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the Optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive stock option adjustment) is allowed as a credit against the Optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

         To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Stock Option Plan will make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company will not be required to make such payment or distribution until such obligations are satisfied.


OUTSTANDING STOCK OPTION AWARDS

         The benefits to be awarded to and received by the employees, directors and consultants of the Company under the Stock Option Plan, as proposed to be amended, in the future are not presently determinable. The benefits that would have been received by the employees, directors and consultants of the Company for the last completed fiscal year if the Stock Option Plan, as proposed to be amended, had been in effect is not presently determinable. All shares currently subject to Options, as well as any additional shares that may become subject to future Options (including the proposed increase in shares subject to stockholder approval), under the Stock Option Plan are comprised of authorized but unissued shares of Common Stock. Accordingly, the exercise of any such Options and the issuance of shares pursuant thereto will have the effect of diluting the interests of existing stockholders to the extent of such issuance.

         The table below sets forth the number of shares subject to current Options granted under the Stock Option Plan to date to (i) the Named Executives;
(ii) each nominee for election as a director; (iii) all current executive officers as a group; (iv) all current directors who are not executive officers as a group; and (v) all employees and consultants who are not executive officers, as a group.

                                                                                                  NUMBER OF SHARES
NAME                                                 TITLE                                       SUBJECT TO OPTIONS
-------------------------------------------------------------------------------------------------------------------
Frank R. Cohen                                       Chairman of the Board and                        105,000
                                                     Chief Executive Officer

Robert Genova                                        Director and President                            30,000

Donald K. Roberton                                   Director                                          50,000

Richard G. Maresca                                   Director                                          30,000

Csaba Toro                                           Director and Vice President                       50,000

Current executive officers as a group                                                                 185,000
(3 persons)

Current directors who are not executive                                                                80,000
officers, as a group (2 persons)

Employees and consultants who are not                                                                  75,000
executive officers, as a group (4 persons)
-------------------------------------------------------------------------------------------------------------------


CERTAIN INTERESTS OF DIRECTORS

         In considering the recommendations of the Board of Directors with respect to the increase in the number of shares available under the Stock Option Plan, stock holders should be aware that the members of the Board of Directors have certain interests which may present them with conflicts of interest in connection with such proposal. As discussed above, all current directors of the Company are eligible to participate in the Stock Option Plan.

         The Board of Directors recognizes that approval of the proposal to increase the number of shares available under the Stock Option Plan may benefit such individual directors of the Company and their successors, but it believes that approval of the additional shares available under the Stock Option Plan will strengthen the Company's ability to continue to attract, motivate and retain certain qualified employees and officers. Furthermore, the Board of Directors believes that such approval will advance the interests of the Company and its stockholders by encouraging key employees, directors and consultants to make significant contributions to the long-term success of the Company. The Board of Directors believes that the increase in the number of shares available under the Stock Option Plan is in the best interests of the Company and its stockholders, and therefore, unanimously recommends a vote FOR the approval of the proposal to increase the number of shares of Common Stock available under the Stock Option Plan from the current 350,000 shares to 670,000 shares for use as incentive awards for key employees, directors and consultants. In considering the foregoing recommendation of the Board of Directors, stockholders should be aware that the current members of the Board of Directors own, in the aggregate, 630,000 shares of Common Stock or approximately 9.7% of the shares of the Company's issued and outstanding Common Stock, assuming full exercise of options and warrants exercisable by them within 60 days of the Record Date.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE STOCK OPTION PLAN FROM 350,000 SHARES TO 670,000

SHARES FOR USE AS INCENTIVE AWARDS TO CERTAIN KEY EMPLOYEES,
  DIRECTORS AND CONSULTANTS.



                                       III

                   RATIFICATION OF THE APPOINTMENT OF AUDITORS
                           (ITEM 3 ON THE PROXY CARD)


         The Board of Directors has appointed the firm of BDO Seidman, LLP as independent auditors of the Company for the year ending December 31, 1999, subject to ratification of the appointment by the Company's stockholders. A representative of BDO Seidman, LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received by the Company by October 1, 1998 for possible inclusion in the proxy materials relating to such meeting.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                       By Order of the Board of Directors



                                                    /s/Frank R. Cohen
                                                    ---------------------
                                                    Frank R. Cohen
                                                    Chairman of the Board

Dated: April 23, 1999
New York, New York

                           EUROWEB INTERNATIONAL CORP.
                 ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD MAY
                                    21, 1999
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints ROBERT GENOVA and FRANK R. COHEN, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on May 21, 1999, at 10:00 a.m. local time, at the offices of Cohen & Cohen, New York, New York 10022, or at any adjournments or postponements thereof.

     Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR AND EACH OF THE LISTED PROPOSALS.

(1) The election as directors of all nominees listed below to serve until the 2000 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

      INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name in the list below.


      FRANK R. COHEN        ROBERT GENOVA         RICHARD MARESCA         DONALD K. ROBERTON         CSABA TORO


2) Proposal to increase the number of shares of the Company's common stock available under the Company's 1993 Incentive Stock Option Plan, as amended, from 350,000 shares to 670,000 for use as incentive awards for certain key employees, directors and consultants.

                  FOR      |_|                 AGAINST            |_|           ABSTAIN   |_|

3)    Ratification of the appointment of BDO Seidman, LLP as auditors of the Company for the fiscal year ending December 31, 1999.

                  FOR      |_|                 AGAINST            |_|           ABSTAIN   |_|

      The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for the listed proposals. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

      PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) TO THE LEFT AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED SHOULD SIGN.

                                           The undersigned acknowledges receipt
                                           from the Company, prior to the
                                           execution of this proxy, of the
                                           Notice of Annual Meeting and
                                           accompanying Proxy Statement relating
                                           to the Meeting and an Annual Report
                                           to Stockholders for the fiscal year
                                           ended December 31, 1998.

                                           DATED:                        , 1999




                                           Signature